UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 21, 2008
Date of Earliest Event Reported: May 15, 2008

NuRx Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18 Technology, Suite 130 Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(949) 336-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

On May 15, 2008, the Board of Directors (the “Board of Directors”) of NuRx Pharmaceuticals, Inc. (the “Company”) approved a grant to Steven Gershick, the Company’s chief financial officer, of an option pursuant to the Company’s 2007 Stock Compensation Plan to purchase 75,000 shares of the Company’s common stock at an exercise price of $4.00 per share. The stock option is intended to be an incentive stock option for tax purposes. The option vests as to 25,000 shares on the date of grant with the remaining shares vesting in equal monthly installments over the course of three years, so long as Mr. Gershick continues to be an employee of the Company.

Item 8.01	OTHER EVENTS.

On May 15, 2008, the Board of Directors of the Company established a Compensation Committee, Nominating Committee and an Audit Committee of the Board of Directors. The Board of Directors also adopted written charters for each of the committees. Sharyar Baradaran and Matthew Borenzweig were appointed to the Compensation Committee and the Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	NURX PHARMACEUTICALS, INC. By: /s/ Dr. Harin Padma-Nathan Dr. Harin Padma-Nathan, Chief Executive Officer